EXHIBIT 10.3

                         SUMMARY OF EMPLOYMENT AGREEMENT
                               FOR STEPHEN AVALONE


Position:         Secretary of the Company.

Base Salary:      $150,000, per annum.

Bonus:            Determined in discretion of Company's Board of Directors.

Benefits:         Participation in any medical plan, vacation and other benefits maintained by Company for its executives.

Term:             Commencing on January 1, 2005 and ending on December 31, 2005.

Severance:        12 months severance upon termination without cause.